Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-136975) of Citizens Financial Services, Inc. of our report dated January 27, 2006, with respect to the consolidated financial statements of Citizens Financial Services, Inc. and subsidiary included in the 2005 Annual Report to Shareholders of Citizens Financial Services, Inc. which is included in the Annual Report Form 10-K/A of Citizens Financial Services, Inc.

Wexford, Pennsylvania
October 16,  2007